SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) March 12, 2010
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On March 12, 2010, we amended the terms of our Amended and Restated Security Agency Agreement dated as of October 6, 2005 among us, the collateral agent, Bank of America, N.A., as global administrative agent under our global line of credit, and various other creditors of ours, as amended by Amendment and Supplement No. 1 dated as of August 21, 2009 (“Security Agency Agreement”). As a result of the amendment:
•	we will not be permitted to have one series of senior debt under a particular indenture (or other instrument) constitute “Designated Senior Debt” unless all indebtedness under such indenture (or other instrument) also has the benefit of such status;

•	we may irrevocably designate (or agree not to revoke the status of) the senior debt under an indenture (or other instrument) as “Designated Senior Debt” either to a specified future date or to a future date on which a particular event occurs; and

•	we agreed not to revoke the “Designated Senior Debt” status of our indebtedness under the indenture with respect to our senior notes or under our guarantee of certain indebtedness of PLD International Finance LLC until the earlier of (i) August 21, 2012 or (ii) the date on which our global line of credit terminates.
     A copy of the amendment to the Security Agency Agreement is filed as an exhibit to this report and is incorporated herein by reference.
Item 8.01. Other Events.
     Certain exhibits relating to the closing on March 16, 2010 of our offerings of (i) $460 million aggregate principal amount of our 3.25% convertible senior notes due 2015, which included $60 million aggregate principal amount of such 3.25% convertible senior notes due 2015 purchased by the underwriters pursuant to the exercise in full of their over-allotment option, (ii) $300 million aggregate principal amount of our 6.250% notes due 2017, and (iii) $800 million aggregate principal amount of our 6.875% notes due 2020 are being filed as part of this Current Report on Form 8-K. See “Item 9.01 — Financial Statements and Exhibits.” Certain other exhibits related to the offerings have been filed on our Current Report on Form 8-K filed on March 15, 2010.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated herein by reference as described above.

Exhibit No.	Description

4.1	Tenth Supplemental Indenture between ProLogis and U.S. Bank National Association, dated as of March 16, 2010.

4.2	Chief Executive Officer’s Certificate related to the 6.250% Notes due 2017 and 6.875% Notes due 2020.

4.3	3.25% Convertible Senior Note due March 15, 2015.

4.4	6.250% Note due March 15, 2017.

4.5	6.875% Note due March 15, 2020 in the principal amount of $300 million.

4.6	6.875% Note due March 15, 2020 in the principal amount of $500 million.

10.1	Amendment and Supplement No. 2 dated as of March 12, 2010 to the Amended and Restated Security Agency Agreement dated as of October 6, 2005 among Bank of America, N.A., as Global Administrative Agent on behalf of the Global Lenders (as defined therein), certain Other Creditors of ProLogis and Bank of America, N.A., as Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: March 17, 2010	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary